NOTICE OF GUARANTEED DELIVERY

            FOR TENDER OF 9.4% CUMULATIVE TRUST PREFERRED SECURITIES

                           U.S. HOME & GARDEN TRUST I
                    (NOT TO BE USED FOR SIGNATURE GUARANTEES)

     This Notice of Guaranteed Delivery, or a form substantially equivalent hereto, must be used to accept the Offer (as defined below) (i) if certificates ("Certificates") evidencing 9.4% Cumulative Trust Preferred Securities (the "Trust Securities"), of U.S. Home & Garden Trust I are not immediately available, (ii) if Certificates and all other required documents cannot be delivered to Continental Stock Transfer & Trust Company as Depositary (the "Depositary") on or prior to the Expiration Date (as defined in Section 1 of the Offer to Purchase (as defined below)) or (iii) if the procedure for delivery by book-entry transfer cannot be completed on a timely basis. This Notice of Guaranteed Delivery may be delivered by hand (including delivery by courier service) or mail or transmitted by facsimile transmission, telex or telegram to the Depositary. See Section 3 of the Offer to Purchase.

                        The Depositary for the Offer is:

                   CONTINENTAL STOCK TRANSFER & TRUST COMPANY

                  By Mail, Overnight Courier or Hand Delivery:
                             2 Broadway, 19th Floor
                            New York, New York 10004
                      Attention: Reorganization Department

                            By Facsimile Transmission
                        (for eligible institutions only):
                                 (212) 616-7610

                     To Confirm facsimile by telephone only:
                             (212) 509-4000 Ext. 535

     Delivery of this Notice of Guaranteed Delivery to an address other than as set forth above, or transmission of instructions via facsimile transmission, telex or telegram other than as set forth above, will not constitute a valid delivery.

     This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an "Eligible Institution" under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

     The Eligible Institution that completes this Notice of Guaranteed Delivery must communicate the Guarantee to the Depositary and must deliver the Letter of Transmittal and Certificates to the Depositary within the time period shown herein. Failure to do so could result in financial loss to the Eligible Institution.

Ladies and Gentlemen:

     The undersigned hereby tenders to U.S. Home & Garden Inc., a Delaware corporation, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated December 15, 1999 (the "Offer to Purchase"), and the related Letter of Transmittal (which, together with any amendments or supplements thereto from time to time, constitute the "Offer"), receipt of each of which is hereby acknowledged, the number of Shares specified below pursuant to the guaranteed delivery procedures described in Section 3 of the Offer to Purchase.



Number of Trust Securities: ____________________________________________________

Certificate Nos. (If Available): _______________________________________________

|_| Check if Trust Securities will be delivered by book-entry transfer

                  Name of Tendering Institution: _______________________________

                  Account No.: _________________________________________________

Dated: _______________, ____          Signature(s) of Holder(s):

                                      __________________________________________

                                      __________________________________________
                                      Name(s) of Holders:

                                      __________________________________________

                                      __________________________________________


Please Type or Print Address: __________________________________________________
                                                                        Zip Code

Area Code and Telephone No.: ___________________________________________________

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                                    ODD LOTS

To be completed ONLY if Trust Securities are being tendered by or on behalf of a person owning beneficially, as of the Expiration Date, an aggregate of less than 100 Trust Securities.

The undersigned either (check one box):

[__] is the beneficial owner of an aggregate of less than 100 Trust Securities all of which are being tendered; or

[__] is a broker, dealer, commercial bank, trust company or other nominee which:

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

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(a) is tendering, for the beneficial owners thereof, Trust Securities with respect to which it is the record owner, and

(b) believes, based upon representations made to it by such beneficial owners, that each such person was the beneficial owner of an aggregate of less than 100 Trust Securities and is tendering all of such Trust Securities.
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THE GUARANTEE ON PAGE 4 MUST BE COMPLETED (NOT TO BE USED FOR SIGNATURE
GUARANTEES).


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



                                    GUARANTEE
                    (Not To Be Used for Signature Guarantees)

     The undersigned, a firm which is a member of a registered national securities exchange or of the National Association of Securities Dealers, Inc. or which is a commercial bank or trust company having an office or correspondent in the United States that is a member in good standing of the Securities Transfer Association Medallion Program, the New York Stock Exchange, Inc., Medallion Signature Program or the Stock Exchange Medallion Program, guarantees to deliver to the Depositary, at its address set forth above, Certificates evidencing the Trust Securities tendered hereby, in proper form for transfer, or confirmation of book-entry transfer of such Trust Securities into the Depositary's account at The Depository Trust Company, in each case with delivery of (a) a Letter of Transmittal (or facsimile thereof) properly completed and duly executed, together with any required signature guarantees, or (b) an Agent's Message (as defined in the Offer to Purchase) in the case of a book-entry transfer, and any other required documents, all within three American Stock Exchange trading days after the date of execution of this Notice of Guaranteed Delivery. An "American Stock Exchange trading day" is any day on which the American Stock Exchange is open for business.

Please Type or Print:

Name of Firm: __________________________________________________________________

Address: _______________________________________________________________________
                                                                        Zip Code

Area Code and Telephone No.:
Name: ________________________________           Title: ________________________

Authorized Signature: __________________________________________________________

Dated: _________________________________________________________________________


        DO NOT SEND CERTIFICATES WITH THIS NOTICE OF GUARANTEED DELIVERY.
          CERTIFICATES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.




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